Exhibit 10.22

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”) is made and entered into on the __ day of April, 2010, by and among Find.com Acquisition, Inc., a Delaware corporation (the “Seller”),  and Generation Zero Group, Inc., a Nevada company (the “Purchaser”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Seller desires to sell to the Purchaser certain assets of Seller, as described in greater detail on Exhibit A, attached hereto (the “Assets”) and Purchaser desires to purchase and acquire such Assets from the Seller subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

Construction of Terms. As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance include any amendment or modification thereof. The singular shall include the plural and the masculine shall include the feminine, and vice versa. References to “days” shall mean calendar days.

ARTICLE I
 SALE AND PURCHASE OF ASSETS

1.1           Sale and Purchase.  Subject to the terms and conditions contained herein, Seller hereby agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser agrees to accept from Seller, all of Seller’s right, title and interest in and to the Assets, as set forth in greater detail on Exhibit A, attached hereto, free and clear of any liens, pledges, security interests, claims or encumbrances of any kind, except for those specifically assumed hereunder.  Notwithstanding the foregoing, Seller shall retain and Purchaser shall not purchase or be transferred any liabilities of Seller, which liabilities shall remain the sole responsibility of Seller following the Closing and the consummation of the transactions contemplated herein (the "Excluded Liabilities").

1.2           The Purchase Price.  At the Closing, the Purchaser shall issue an aggregate of ten million shares of restricted common stock, $0.001 par value per share, of the Purchaser (the “Shares”) to the Seller in consideration for the Assets.

ARTICLE II
 CLOSING; CONDITIONS TO CLOSING; DELIVERIES

2.1            Closing.  The closing of this transaction (the “Closing”) shall be held at the offices of Purchaser on April 28, 2010, or at such other time and place upon which the Parties shall mutually agree (the “Closing Date”).

2.2           Conditions to Purchaser’s Obligation. Purchaser’s obligation hereunder to purchase and pay for the Assets is subject to the satisfaction, on or before the Closing, of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller shall use its best efforts to cause such conditions to be fulfilled:

(a)           Representations and Warranties Correct; Performance. The representations and warranties of Seller contained in this Agreement (including the exhibits and schedules hereto) shall be true, complete and accurate when made and on and as of the date hereof.  Seller shall have duly and properly performed, complied with and observed its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.

(b)           Purchase Permitted by Applicable Laws.  The purchase of the Assets to be acquired by Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject Purchaser or its affiliates to any tax (not otherwise expressly assumed by Purchaser under this Agreement), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

(c)           Seller’s Closing Deliveries.  Seller shall have delivered, or caused to be delivered, to Purchaser the following, unless the delivery of which has been (i) waived by Purchaser; or (ii) the delivery of which will be made by the Seller subsequent to Closing:

(1)           documents evidencing title to any Assets for which title or ownership documents exist and any other documentation as may be reasonably requested by Purchaser evidencing the purchase by Purchaser of the Assets;

(2)           documents, if any, evidencing the rights to any intellectual property rights associated with the Assets;

(3)           documents evidencing the valid assignment and continuation in the name of Purchaser of any and all agreements, understandings or contracts relating to the Assets, the operations of the Assets and the business of the Assets;

(4)           all materials and/or documents listed with the Assets, as attached hereto as Exhibit A; and

(5)           all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered by Seller at or before the Closing.

(d)           No Adverse Decision.  There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(e)           Approvals and Consents.  Seller shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all federal, state and local governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the Parties hereto, this Agreement, the Assets, or the transactions contemplated hereby.

2.3           Conditions to the Obligation of Seller.  The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing, any of which may be waived, in whole or in part, by Seller in its sole discretion, and Purchaser shall use its best efforts to cause such conditions to be fulfilled:

(a)           Representations and Warranties Correct; Performance. The representations and warranties of Purchaser in this Agreement shall be true, complete and accurate when made on and as of the Closing.  Purchaser shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.

(b)           Purchase Permitted by Applicable Laws.  The purchase of and payment for the Assets to be delivered by Seller hereunder shall not be prohibited by any applicable law or governmental regulation.

(c)           Purchaser’s Closing Deliveries.  Purchaser shall have delivered, or caused to be delivered, to Seller a stock certificate representing the Shares to be issued to Seller.

(d)           No Adverse Decision.  There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

ARTICLE III
SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser as follows:

3.1           Title to Assets.

(a)            Seller has good and marketable title to all of the Assets and the full right and power to transfer the Assets.  The Assets are owned by Seller free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever; and Purchaser will acquire good and valid title to the Assets free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature whatsoever; and

(b)           Seller has no present or future obligation or requirement to compensate any person with respect to any of the Assets, whether by the payment of royalties or not, or whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition whatsoever of any of the Assets.

3.2           Compliance With Law.  Seller is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its assets or properties are subject, which may have a material adverse affect as to the Assets.

3.3           Litigation.  To the knowledge of Seller there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Seller) pending or, to the knowledge of Seller, threatened against or affecting the Assets; Seller is not operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign in connection with the Assets.  No inquiries have been made directly to Seller by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require Seller to undertake a course of action which would involve any expense in connection with the Assets.

3.4           No Untrue Representation or Warranty.  No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

4.1           Organization and Good Standing.  Purchaser is a corporation duly organized and validly existing under the laws of the State of Nevada.

4.2           Authority.  Purchaser has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions or of any indenture, agreement, judgment, decree or other instrument or restriction to which Purchaser is a party or by which Purchaser may be bound or affected; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable Purchaser to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Purchaser in accordance with its terms.

4.3           No Untrue Representation or Warranty.  No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Seller by Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V
ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLER

5.1            The Seller represents, acknowledges and warrants the following to the Purchaser, and agrees that such representations, acknowledgements and warranties shall be automatically reconfirmed on the Closing Date:

(a)           The Seller recognizes that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act,” or the “Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares is registered under the 1933 Act or unless an exemption from registration is available.  The Seller may not sell the Shares without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.

(b)           The Seller acknowledges that it:

a.           is a “sophisticated investor”, and

b.           has had an opportunity to and in fact has thoroughly reviewed the Purchaser’s periodic report (Form 10-K and 10-Q) filings, current report filings (Form 8-K) and the audited and unaudited financial statements, risk factors, results of operations and related business disclosures described therein at http:///www. SEC. gov (“EDGAR”);  has had a reasonable opportunity to ask questions of and receive answers and to request additional relevant information from a person or persons acting on behalf of the Purchaser regarding such information; and has no pending questions as of the date of this Agreement;

(b)           The Seller has such knowledge and experience in financial and business matters such that the Seller is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Shares;

(c)           The Seller recognizes that an investment in the Purchaser is a speculative venture and that the total amount of consideration tendered in connection with this Agreement is placed at the risk of the business and may be completely lost.  The ownership of the Shares as an investment involves special risks;

(d)           The Seller realizes that the Shares cannot readily be sold as they will be restricted securities and therefore the Shares must not be accepted unless such Seller has liquid assets sufficient to assure that such Seller can provide for current needs and possible personal contingencies;

(e)           The Seller confirms and represents that it is able (i) to bear the economic risk of the Shares, (ii) to hold the Shares for an indefinite period of time, and (iii) to afford a complete loss of the Shares.  The Seller also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Shares;

(f)           All information which the Seller has provided to the Purchaser concerning such Seller's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date,  Seller will immediately provide the Purchaser with such information;

(g)           The Seller has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for it;

(h)           The Seller has not become aware of and has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Seller’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

(i)           The Seller understands that the Shares are being offered to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Purchaser is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such exemptions and the suitability of Seller to acquire the Shares. All information which Seller has provided to the Purchaser concerning the undersigned's financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to acceptance of this Agreement by the Purchaser, the undersigned will immediately provide the Purchaser with such information; and

(j)           The Seller understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Shares in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

ARTICLE VI
CONFIDENTIALITY

6.1           The Seller will hold confidential all information (the "Confidential Information") pertaining to the Assets that is not currently in the public domain.

6.2           Confidential Information will not include the following:

(a)           Information generally known in the respective industry of the Seller.

(b)           Information that enters the public domain through no fault of the Seller.

(c)           Information that is independently created by the Seller without direct or indirect use of information obtained during the course of negotiations for this Agreement (other than information included in the Assets, which shall become the property of the Purchaser following the Closing).

(d)           Information that is rightfully obtained by the Seller from a third party who has the right to transfer or disclose the information.

6.3           The Seller agrees to indemnify the Purchaser against any and all harm suffered by the Purchaser for any breach of confidentiality by the personnel of the Seller.

6.4           The confidentiality restrictions in this Agreement will continue to apply after the Closing Date of this Agreement without any limit in time.

ARTICLE VII
COVENANTS OF THE PARTIES

7.1           Further Assurances.  Seller agrees that, at any time after the Closing, upon the request of Purchaser, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the assigning, transferring, granting, conveying, assuring and confirming to Purchaser, their successors and assigns, the Assets to be sold or assigned to Purchaser as provided herein.

7.2           Cooperation.  The Parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing, and each Party shall maintain and make available to the other Party upon request all corporate, tax and other records required or requested in connection with such matters.

ARTICLE VIII
SURVIVAL; INDEMNIFICATION

8.1           Survival of Covenants, Representations and Warranties.  All representations and warranties and covenants of the Seller set forth in this Agreement shall survive and remain in effect for one year following the Closing. The Purchaser shall be entitled to rely upon the representations and warranties, without any obligation of independent verification and to enforce any remedies available to it for a breach of the representations, warranties or covenants at any time.

8.2           Indemnity Against Claims.

(a)           Seller hereby jointly and severally agrees to indemnify and hold Purchaser, its members, managers, officers, directors, partners, employees, attorneys, affiliates and assigns (collectively the “Purchaser Indemnified Parties”), harmless from and against the following:

(1)           Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by the Purchaser Indemnified Parties (whether awarded against the Purchaser Indemnified Parties or paid by the Purchaser Indemnified Parties in settlement of a claim as provided in Section 8.2 or otherwise suffered), (A) incurred or created prior to the Closing or resulting from any action taken by Seller prior to the Closing in connection with the Assets, (B) relating to the Excluded Liabilities, or (C), resulting from any material misrepresentation, material breach of any warranty, or material non-fulfillment of any covenant or agreement on the part of Seller contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by Seller to Purchaser pursuant hereto; and

(2)           Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.

(b)           Purchaser hereby agrees to indemnify and hold the Seller, its officers, directors, shareholders, employees, attorneys, affiliates and assigns (collectively the “Seller Indemnified Parties” and collectively with the Purchaser Indemnified Parties, the “Indemnified Parties”), harmless from and against the following:

(1)           Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by the Seller Indemnified Parties (whether awarded against the Seller Indemnified Parties or paid by the Seller Indemnified Parties in settlement of a claim as provided in Section 8.2 or otherwise suffered), (A) incurred or created subsequent to the Closing or resulting from any action taken by Purchaser subsequent to or prior to the Closing in connection with the Assets, or (B) resulting from any material misrepresentation, material breach of any warranty, or material non-fulfillment of any covenant or agreement on the part of Purchaser contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by Purchaser pursuant hereto; and

(2)           Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.

(c)           The amount of any loss subject to indemnification hereunder shall be calculated net of any amounts which have been previously recovered by the Indemnified Parties under insurance policies or other collateral sources, and the Indemnified Parties hereby covenant that they will not release any such collateral sources from any obligations they may have.  In the event any such insurance proceeds or other payments are not received before any claim for indemnification is paid pursuant to this Agreement, then the Indemnified Parties shall have the right (but not the obligation) to exclusively pursue such collateral sources, provided they do so with reasonable diligence, and in the event they receive any recovery, then the amount of such recovery shall be applied first to reimburse the Indemnified Party for their out of pocket expenses expended in pursuing such recovery, second to refund any payment made which would not have been paid had such recovery from the collateral source been obtained prior to such payment, and third, any excess to the Indemnified Parties.

8.3           Notice of Claim, Assumption of Defense and Settlement of Claims.

(a)           Any person entitled to indemnification under this Agreement (the “Indemnitee”) shall promptly give notice (an “Indemnification Notice”) in accordance with Section 6.3 hereof to the parties required to provide indemnification (collectively the “Indemnifying Party”) after the Indemnitee shall have knowledge of any demands, claims, actions or causes of action (singly, a “Claim” and hereinafter referred to collectively as “Claims”) which might give rise to a Claim by the Indemnitee against the Indemnifying Party stating the nature and basis of said Claim and amount thereof, to the extent known.  A failure to give notice hereunder shall not relieve the Indemnifying Party from any obligation hereunder unless such failure to give notice shall materially and adversely affect Indemnifying Party’s ability to defend the Claim.  Each such Indemnification Notice shall specify in reasonable detail the nature and amount of the Claim and shall, to the extent available to the Indemnitee, include such supporting documentation as shall reasonably be necessary to apprise the Indemnifying Party of the facts giving rise to the Claim.  After the delivery of an Indemnification Notice certifying that the Indemnitee has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this ARTICLE VIII (the “Damages”), the Indemnitee shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include the Indemnitee’s reasonably estimated cost of the defense thereof, hereinafter the “Estimated Defense Costs”) and the Indemnifying party shall promptly reimburse the Indemnitee for the Damages for which the Indemnitee has incurred and not been indemnified.  In the event the amount of such Damages are not promptly reimbursed by Indemnifying Party as aforesaid, the amount of such unreimbursed Damages shall accrue interest at a rate equal to two percent (2%) above the applicable prime rate of Citibank, N.A.

(b)           With respect to any third party Claims made subsequent to the Closing, the following procedures shall be observed:

(1)           Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnified Party may elect, by written notice to the Indemnitee, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnitee and at the sole cost and expense of the Indemnifying Party.  In the event the Indemnifying Party elects to assume the defense of any such Claim, it shall not, except as provided in Section 8.3(b)(2), be liable to the Indemnitee for any legal fees, costs and expenses incurred by the Indemnitee after the date thereof, in connection with such defense.  The Indemnitee shall have the right to participate in, but not control the conduct of, any such action through counsel of its own choosing, at its own expense.

(2)           Unless and until the Indemnifying Party assumes the defense of the third party Claim as provided in Section 8.3(b)(1), or in the event the Indemnifying Party ceases to conduct such defense, the Indemnified Party may defend against the third party Claim in any manner it reasonably may deem appropriate, at the expense of the Indemnifying Party.

(3)           Failure by the Indemnifying Party to notify the Indemnitee of its election to defend any such action within 30 days of receipt of the Indemnification Notice shall be deemed a waiver by the Indemnifying Party of its right to defend such action.  If the Indemnifying Party assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding the Indemnitee harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Claim.

(4)           The Indemnifying Party shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), except that no consent of the Indemnitee shall be required if the judgment or proposed settlement (1) involves only the payment of money damages to be paid by the Indemnifying Party and does not impose any injunction or other equitable relief upon the Indemnitee, (2) includes as an unconditional term thereof a full dismissal of the litigation or proceeding with prejudice and the delivery by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim or litigation, and (3) does not by its terms attribute liability to the Indemnitee.

(5)           In no event will the Indemnitee consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(6)           The Indemnitee will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder.  Such cooperation shall include (1) providing the Indemnifying Party and its counsel access to all books and records of the Indemnitee to the extent reasonably related to such proceeding, (2) furnishing information about the Indemnitee to the Indemnifying Party and their counsel, (3) making employees available to counsel to the Indemnifying Party, and (4) preserving the existence of and maintaining all books and records of the Indemnitee or any other Indemnified Party that is an entity that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.

8.4           Remedies Cumulative.  The remedies provided to an Indemnified Party herein shall be cumulative and shall not preclude an Indemnified Party from asserting any other rights or seeking any other remedies against an Indemnifying Party or his or its respective heirs, successors or assigns.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

8.5           Right to Set Off.    In the event that Purchaser shall have a Claim against Seller for which Purchaser has not been fully indemnified as contemplated above, Purchaser shall have the right to set off the amount of such Claim against Seller, as the case may be, against any amounts due Seller hereunder. In the event Purchaser is required to pay any part or portion of the Excluded Liabilities, Purchaser shall have the right to offset against any amounts due to Seller any such payments and/or seek reimbursement and/or indemnification against Seller for any such payment.

ARTICLE IX
 GENERAL PROVISIONS

9.1           Modification.  This Agreement and the exhibits and schedules annexed hereto contain the entire agreement between the Parties hereto and (i) there are no agreements, warranties or representations which are not set forth herein and (ii) all prior negotiations, agreements and understandings are superseded hereby.  This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the Parties hereto.

9.2           Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Georgia applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.  Seller and Purchaser hereby irrevocably consent and submit to the jurisdiction of any State or Federal court located in Fulton County, Georgia over any action or proceeding arising out of any dispute between Seller and Purchaser, and waive any right they have to bring an action or proceeding with respect thereto in any other jurisdiction.  Each Party further irrevocably consents to the service of process against them in any such action or proceeding by the delivery of a copy of such process at the address set forth above.

9.3           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered:  (a) personally; (b) by facsimile transmission; (c) by a commercial overnight delivery service (e.g., Federal Express, UPS, Airborne, etc.) and paid for by the sender; or (d) by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered:  (i) personally, upon such service or delivery; (ii) if sent by facsimile transmission, on the day so transmitted, if the sender calls to confirm that such notice has been received by facsimile and has a printed report which indicates that such transmission was, in fact, sent to the facsimile number indicated below; (iii) if sent by commercial overnight delivery service, on the date reflected by such service as delivered to the addressee; or (iv) if mailed by certified or registered mail, five business days after the date of deposit in the United States mail.  In each instance, such notice, request, demand or other communications shall be addressed as follows:

(a)	in the case of the Seller:

Find.com Acquisition, Inc.
c/o Louis Cohan, Esq.
Weinstock & Scavo PC
3405 Piedmont Road
Suite 300
Atlanta, GA 30305
Phone: (404) 231-3999
Fax: (404) 231-1618

(b)	in the case of Purchaser:

Generation Zero Group, Inc.
Attn: _Matt Krieg
Five Concourse Parkway
Suite 2925
Atlanta GA 30328
Phone: (770) 392-4898 ext 2742
Fax: (770) 392-5269

with a copy to:

The Loev Law Firm, PC
Attn: David M. Loev, Esq.
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Fax: (713) 524-4122

or to such other address or to such other person as Purchaser or Seller, shall have last designated by written notice given as herein provided.

9.4           Binding Effect; Assignment.  This Agreement shall be binding upon the Parties and inure to the benefit of the successors and assigns of the respective Parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by either Party without the prior written consent of  the other Party.

9.5           Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

9.6           Section Headings.  The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

9.7           Transaction Expenses.  Each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

9.8           Waiver.  The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

9.9           No Agency.  This Agreement shall not constitute either Party the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other Party.

9.10           Severability of Invalid Provision.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.11           Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

9.12           Remedies.  The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

9.13           Construction. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement to favor any Party against the other.

9.14           Gender and Plural Terms.  The singular shall include the plural where indicated by the context and all words and personal pronouns relating thereto shall be read and construed so as to give them proper meaning  within the context in which they are used.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement the day and date first above written.

PURCHASER: Generation Zero Group, Inc. /s/ Matthew Krieg Matthew Krieg Its:CEO	SELLER: Find.com Acquisition, Inc. By: /s/ Alan Weiner Its: President Printed Name: Alan Weiner

EXHIBIT A

ASSETS

The technology which is behind the operation of the www.find.com website and all intellectual property rights associated with or related thereto, including but not limited to:

(i)           Technical documentation reflecting technology, source code, specifications and design, know how, trade secrets, confidential business information, research and development, pricing and cost information and business and marketing plans and proposals, relating to the Assets and all documentary evidence thereof, if any, including without limitation the technical information incorporated in such documentation; and

(ii)          To the extent that intellectual property is entered in pertinent patent, copyright and trademark registers or offices, to the full extent permitted by law, all related files in Seller’s direct and indirect possession and all documents, certificates and declarations necessary to enable Purchaser to register such intellectual property in its name; and

(iii)         All service contracts related to the operations of the technology as they relate to find.com and any and all interest the Seller has in and to www.find.com, if any, and all other domain names, if any.

EXHIBIT B
TYPE OF OWNERSHIP FORM

(CHECK ONE):

INDIVIDUAL OWNERSHIP (one signature required)

_____	TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____	PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

x	CORPORATION (please include a certified corporate resolution authorizing signature)

___________________________Find.com Acquisition, Inc.____________________
Please print here the exact name (registration)
Seller desires to appear in the records of the Company.

c/o Louis Cohan
Weinstock & Scavo, P.C.
3405 Piedmont Road
Suite 300
Atlanta, GA 30305
Please print here the exact address
Seller desires to appear in the records of the Company.

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatories Position with Entity: ___________________

Address: ____________________________________________________________

Tax Id Number: ______________________________

Telephone Number:  (          ) - _____ - _______